UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On January 25, 2008, The Greenbrier Companies, Inc. and its subsidiary Greenbrier Rail Services, an Oregon limited liability company, entered into an asset purchase agreement to acquire substantially all of the operating assets of American Allied Railway Equipment Co., Inc., an Illinois corporation, American Allied Freight Car Co., Inc., an Illinois corporation, and American Allied Railway Equipment Co. – South, L.L.C., a Georgia limited liability company, related to the sellers’ wheel maintenance services and parts reconditioning businesses for approximately $83,000,000 in cash. The purchase price is subject to adjustment based on the sellers’ working capital at closing. The acquisition is subject to certain customary closing conditions and approvals.
          A copy of the press release issued by The Greenbrier Companies, Inc. regarding the transaction is attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of The Greenbrier Companies, Inc. dated January 28, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: January 28, 2008	By:	/s/ Mark J. Rittenbaum Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)